                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.     )

   Filed by the Registrant /X/

   Filed by a Party other than the Registrant / /

   Check the appropriate box:

   / /  Preliminary Proxy Statement

    /X/  Definitive Proxy Statement

   / /  Definitive Additional Materials

   / /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
        240.14a-12

                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
________________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)

                                   ALOMA PARK
________________________________________________________________________________
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/     $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /     Fee  computed  on  table  below  per  Exchange  Act  Rules   14a-6(i)(4)
        and 0-11
        1)  Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
        2)  Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
        ------------------------------------------------------------------------
        4)  Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)  Amount Previously Paid:
        ------------------------------------------------------------------------
        2)  Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
        3)  Filing Party:
        ------------------------------------------------------------------------
        4)  Date Filed:
        ------------------------------------------------------------------------

                                     [LOGO]

                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
                            10260 CAMPUS POINT DRIVE
                          SAN DIEGO, CALIFORNIA 92121

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 9, 1994

                             ---------------------

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Science Applications International Corporation, a Delaware corporation (the "Company"), will be held in the Grand Ballroom of the Sheraton Grande Torrey Pines, 10950 North Torrey Pines Road, La Jolla, California, on Saturday, July 9, 1994, at 10:00 A.M. (local time), for the following purposes:

    1.  To elect eight Class I Directors, each for a term of three years.

    2. To approve the appointment of Price Waterhouse as the Company's independent accountants for the Company's fiscal year ending January 31, 1995.

    3. To transact such other business as may properly come before the meeting or any adjournments, postponements or continuations thereof.

    Only stockholders of record at the close of business on May 13, 1994 are entitled to notice of and to vote at the Annual Meeting and at any and all adjournments, postponements or continuations thereof. A list of stockholders entitled to vote at the meeting will be available for inspection at the offices of the Corporate Secretary of the Company at 10010 Campus Point Drive, San Diego, California, for at least 10 days prior to the meeting and will also be available for inspection at the meeting.

                                          By Order of the Board of Directors

                                          /s/ J. DENNIS HEIPT

                                          J. DENNIS HEIPT
                                          Corporate Secretary

San Diego, California
June 9, 1994

                             YOUR VOTE IS IMPORTANT
      YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. HOWEVER, TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY MAIL YOUR PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. RETURNING A SIGNED PROXY WILL NOT PREVENT YOU FROM ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON, IF YOU SO DESIRE, BUT WILL HELP THE COMPANY SECURE A QUORUM AND REDUCE THE EXPENSE OF ADDITIONAL PROXY SOLICITATION.

                                     [LOGO]

                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
                            10260 CAMPUS POINT DRIVE
                          SAN DIEGO, CALIFORNIA 92121

                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 9, 1994
                             ---------------------

                                PROXY STATEMENT
                               ------------------

    This Proxy Statement is being furnished to the stockholders of Science Applications International Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held in the Grand Ballroom of the Sheraton Grande Torrey Pines, 10950 North Torrey Pines Road, La Jolla, California, on Saturday, July 9, 1994, at 10:00 A.M. (local time), and at any and all adjournments, postponements or continuations thereof. At the Annual Meeting, the stockholders of the Company are being asked to consider and vote upon: (i) the election of eight Class I Directors, each for a term of three years, and (ii) the approval of the appointment of Price Waterhouse as the Company's independent accountants for its fiscal year ending January 31, 1995.

    This Proxy Statement and the enclosed form of proxy are first being mailed to the stockholders of the Company on or about June 9, 1994.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

    Only stockholders of record of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), and/or Class B Common Stock, par value $.05 per share (the "Class B Common Stock"), as of the close of business on May 13, 1994 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had 44,934,372 shares of Class A Common Stock and 359,957 shares of Class B Common Stock outstanding. The Company has no other class of capital stock outstanding.

    The Class A Common Stock and the Class B Common Stock are collectively referred to herein as the "Common Stock." The presence, either in person or by proxy, of the holders of a majority of the total voting power of the shares of Common Stock outstanding on the Record Date is necessary to constitute a quorum and to conduct business at the Annual Meeting. Although abstentions may be specified on all proposals (other than on the election of directors), abstentions will only be counted as present for purposes of determining the presence of a quorum but will not be voted.

    Each holder of Class A Common Stock will be entitled to one vote per share, and each holder of Class B Common Stock will be entitled to five votes per share, in person or by proxy, for each share of Common Stock held in such stockholder's name as of the Record Date on any matter submitted to a vote of stockholders at the Annual Meeting, except that in the election of Directors all shares are entitled to be voted cumulatively. Accordingly, in voting for
Directors: (i) each share of Class A Common Stock is entitled to as many votes as there are Directors to be elected, (ii) each share of Class B Common Stock is entitled to five times as many votes as there are Directors to be elected and
(iii) each stockholder may cast all of such votes for a single nominee or distribute them among any two or more nominees as such stockholder chooses. Unless otherwise directed, shares represented by properly executed proxies will be voted at the discretion of the proxy holders so as to elect the maximum number of the Board of Directors' nominees that may be elected by cumulative voting.

    On the Record Date, State Street Bank & Trust Company, as Trustee of the Company's Employee Stock Ownership Plan ("ESOP"), Cash or Deferred Arrangement ("CODA") and Profit Sharing Retirement Plan II (collectively, the "Plans"), held 21,113,739 shares of Class A Common Stock and 40,922 shares of Class B Common Stock. Each participant in the Plans has the right to instruct the Trustee on a confidential basis how to vote his or her proportionate interests in all shares of Common Stock held in the Plans. The Trustee will vote all allocated shares of Common Stock held in the Plans as to which no voting instructions are received (except for shares held in the Tax Credit Employee Stock Ownership Plan ("TRASOP") fund accounts of participants in the ESOP), together with all unallocated shares held in the Plans, in the same proportion, on a plan by plan basis, as the allocated shares for which voting instructions have been received. Shares held in the TRASOP fund accounts as to which no voting instructions from participants are received will not be voted by the Trustee. The Trustee's duties with respect to voting the Common Stock are governed by the fiduciary provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). These fiduciary provisions of ERISA may require, in certain limited circumstances, that the Trustee override the votes of participants with respect to the Common Stock held by the Trustee and to determine, in the Trustee's best judgment, how to vote the shares.

    Shares of Common Stock represented by properly executed proxies received in time for voting at the Annual Meeting will, unless such proxies have previously been revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions, the shares represented by properly executed proxies will be voted: (i) FOR the election of each nominee of the Board of Directors as a Class I Director and (ii) FOR the approval of Price Waterhouse as the Company's independent accountants for its fiscal year ending January 31, 1995. No business other than that set forth in the accompanying Notice of Annual Meeting is expected to come before the Annual Meeting; however, should any other matter requiring a vote of stockholders properly come before the Annual Meeting, it is the intention of the proxy holders to vote such shares in accordance with their best judgment on such matter. For information with respect to advance notice requirements applicable to stockholders who wish to propose any matter for consideration at an Annual Meeting, see "Stockholder Proposals for the 1995 Annual Meeting."

    Execution of the enclosed proxy card will not prevent a stockholder from attending the Annual Meeting and voting in person. Any proxy may be revoked at any time prior to the exercise thereof by delivering in a timely manner a written revocation or a new proxy bearing a later date to the Corporate Secretary of the Company, 10260 Campus Point Drive, San Diego, California 92121, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, however, in and of itself constitute a revocation of a proxy.

    The cost of soliciting proxies will be borne by the Company, including the charges and expenses of persons holding shares in their name as nominee for forwarding proxy materials to the beneficial owners of such shares. In addition to the use of the mails, proxies may be solicited by officers, Directors and employees of the Company in person, by telephone or by telegram. Such individuals will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation.

                             ELECTION OF DIRECTORS

    The Company's Certificate of Incorporation provides for a "classified" Board of Directors consisting of three classes which shall be as equal in number as possible. The number of authorized Directors is currently fixed at 22 Directors of which 8 are Class I Directors and the remainder are evenly divided between Class II and Class III Directors.

    At the Annual Meeting, eight Class I Directors are to be elected to serve three-year terms ending in 1997 or until their successors are elected and qualified or their earlier death, resignation or removal. Currently, J.R. Beyster, V.N. Cook, W.H. Demisch, D.A. Hicks, C.B. Malone, B.J. Shillito, J.A. Welch and W.E. Zisch serve as Class I Directors. B.J. Shillito and W.E. Zisch will be retiring from the Board of Directors and will not be standing for reelection. R.M. Gates and J.E. Glancy have been nominated by the Board of Directors to fill these vacancies on the Board of Directors. The eight nominees who receive the most votes will be elected as Class I Directors. It is intended that, unless otherwise indicated, the persons named in the enclosed form of proxy will vote FOR the election of Directors so as to elect the maximum number of the Board of Directors' nominees that may be elected by cumulative voting. To the best knowledge of the Board of Directors, all of the nominees are, and will be, able to serve. In the event that any of the eight nominees listed below should become unavailable to stand for election at the Annual Meeting, the proxy holders intend to vote for such other person, if any, as may be designated by the Board of Directors, in the place and stead of any nominee unable to serve. Alternatively, the Board of Directors may elect, pursuant to Section 3.02 of the Company's Bylaws, to fix the authorized number of Directors at a lower number so as to give the Nominating Committee of the Board of Directors additional time to evaluate candidates.

    Set forth below is a brief biography of each nominee for election as a Class I Director and of all other members of the Board of Directors who will continue in office:

                   NOMINEES FOR ELECTION AS CLASS I DIRECTORS
                                TERM ENDING 1997

J.R. Beyster, age 69                                  Director since 1969
Chairman of the Board and Chief Executive Officer

    Dr. Beyster founded the Company in 1969 and has served as Chairman of the Board and Chief Executive Officer since that time. Dr. Beyster also served as President of the Company until 1988.

V.N. Cook, age 59                                     Director since 1990
Vice Chairman of the Board

    Mr. Cook joined the Company in July 1991 and was elected as a Vice Chairman of the Board in January 1992. Mr. Cook was associated with IBM for 26 years until his retirement in 1989. Mr. Cook held several executive positions at IBM, including Vice President of IBM's Asia Pacific Corporation and President of IBM Federal System Division. He is also the Chairman of Visions Incorporated, an industry consulting firm.

W.H. Demisch, age 49                                  Director since 1990
Director

    Mr. Demisch is a Managing Director of BT Securities Corp., a position he has held since August 1993. From 1988 to 1993, he was Managing Director of UBS Securities, Inc.

R.M. Gates, age 50                                    Nominee for Director

    Mr. Gates is a consultant, author and lecturer. From 1991 to 1993, Mr. Gates served as the Director of Central Intelligence for the United States and from 1989 to 1991, Mr. Gates served as Assistant to the President of the United States and Deputy National Security Adviser. Prior to 1989, Mr. Gates served as the Deputy Director of the Central Intelligence Agency. Mr. Gates is also a member of the Board of Directors of Hyster-Yale Materials Handling, Inc., NACCO Industries, Inc. and Varity Corporation.

J.E. Glancy, age 48                                   Nominee for Director
Corporate Executive Vice President

    Dr. Glancy joined the Company in 1976 and has served in various capacities since that time, including serving as Sector Vice President from 1991 to 1994 and as Group Senior Vice President from 1987 to 1991. He was elected as a Corporate Executive Vice President in January 1994.

D.A. Hicks, age 69                                    Director since 1984(1)
Chairman of the Board of Hicks & Associates, Inc.
and Director

    Dr. Hicks has served as Chairman of the Board of Hicks & Associates, Inc. ("HAI"), a government and industry consulting company, since 1986. In July 1991, the Company acquired HAI and HAI has been a wholly-owned subsidiary of the Company since that time. Dr. Hicks was the Under Secretary of Defense for Research and Engineering from 1985 to 1986. Prior thereto, he was a Senior Vice President of Northrop Corporation, an aerospace company, with which he was associated from 1961 through 1985. Dr. Hicks is also a member of the Board of Directors of Pilkington Aerospace, Inc.

C.B. Malone, age 58                                   Director since 1993
Director

    Ms. Malone has served as the President of Financial & Management Consulting, Inc., a consulting company, since 1982. Ms. Malone is also a member of the Board of Directors of Dell Computer Corporation, Hannaford Bros. Co., Hasbro, Inc., Houghton Mifflin Company, The Limited Inc., Mallinckrodt Group, Scott Paper Company and Union Pacific Corporation.

J.A. Welch, age 63                                    Director since 1984
Director

    Dr. Welch became an employee of the Company in July 1990 and is involved in a number of scientific endeavors and strategic planning issues. Dr. Welch also serves as President of Jasper Welch Associates, a consulting firm which he founded in 1983. Prior thereto, Dr. Welch was a Major General in the United States Air Force, from which he retired in 1983 after serving for 31 years. Dr. Welch is also a member of the Board of Directors of Millitech Corp.

                               CLASS II DIRECTORS
                                TERM ENDING 1995

A.L. Alm, age 57                                      Director since 1989
Sector Vice President and Director

    Mr. Alm joined the Company in 1989 as a Director and Senior Vice President and was elected as a Sector Vice President in April 1993. Prior to joining the Company and since 1987, Mr. Alm was the Chief Executive Officer and President of Alliance Technologies Corporation, an environmental consulting and engineering firm. Prior thereto and since 1985, Mr. Alm served as Chairman of the Board and Chief Executive Officer of Thermo Analytical Corporation, a company in the environmental laboratory business. Prior thereto and since 1983, Mr. Alm was Deputy Administrator of the Environmental Protection Agency.

B.R. Inman, age 63                                    Director since 1982
Director

    Admiral Inman, USN (Ret.) joined the Company in April 1990 as a part-time employee and, in that capacity, advises the Company on a wide variety of strategic planning issues. Admiral Inman was the Chairman of the Board, President and Chief Executive Officer of Westmark Systems, Inc., an electronics industry holding company, from 1986 through 1989. From 1983 to 1986, Admiral Inman served as Chairman, President and Chief Executive Officer of Microelectronics and Computer Technology Corporation. Admiral Inman retired from the United States Navy in 1982. During his career as a United States Naval Officer, Admiral Inman served in a number of high-level positions in the U.S. Government, including Director of the National Security Agency from 1977 to 1981. For the last year and one-half of his active naval service, he served as Deputy Director of Central Intelligence. Admiral Inman is also a member of the Board of Directors of Fluor Corporation, Southwestern Bell Corporation, Temple-Inland, Inc. and Xerox Corporation.

- - ------------------------
(1) Dr. Hicks did not serve as a Director from July 1985 through December 1986.

M.R. Laird, age 71                                    Director since 1979
Director

    Mr. Laird has been the Senior Counselor for National and International Affairs of The Reader's Digest Association, Inc. since 1974. Mr. Laird is a former nine-term U.S. Congressman, Secretary of Defense and Counsellor to the President. Mr. Laird is the Chairman of the Board of Directors of COMSAT Corporation and a member of the Board of Directors of IDS Mutual Fund Group, Martin-Marietta Corporation, Metropolitan Life Insurance Company, Northwest Airlines, Inc., The Reader's Digest Association, Inc. and Wallace-Reader's Digest Funds. He also serves on the Public Oversight Board (SEC Practice Section, American Institute of Certified Public Accountants).

W.M. Layson, age 59                                   Director since 1970
Senior Vice President and Director

    Dr. Layson joined the Company in 1970 as a Director and Vice President. He was elected as a Senior Vice President in 1975.

E.A. Straker, age 56                                  Director since 1992
Sector Vice President and Director

    Dr. Straker joined the Company in 1971 and has served in various capacities since that time. He was elected as a Sector Vice President in 1986.

J.H. Warner, Jr., age 53                              Director since 1988
Executive Vice President and Director

    Dr. Warner joined the Company in 1973 and has served in various capacities since that time. He was elected as an Executive Vice President in 1989.

J.B. Wiesler, age 66                                  Director since 1989
Director

    Mr. Wiesler was associated with the Bank of America National Trust and Savings Association from 1949 until his retirement in 1987. For more than five years prior to his retirement, Mr. Wiesler served in a number of executive capacities, including Vice Chairman, Head of Retail Banking and Executive Vice President, Head of North American Division. Mr. Wiesler is also a member of the Board of Directors of Wahlco Environment Systems, Inc.

                              CLASS III DIRECTORS
                                TERM ENDING 1996

S.J. Dalich, age 50                                   Director since 1990
Executive Vice President and Director

    Dr. Dalich joined the Company in 1972 and has served in various capacities since that time. He was elected as an Executive Vice President in April 1992.

C.K. Davis, age 62                                    Director since 1993
Director

    Dr. Davis has been an International Health Care Consultant to Ernst & Young since 1985. From 1981 to 1985, Dr. Davis served as the Administrator of the Health Care Financing Agency. Dr. Davis is a member of the Board of Directors of Beckman Instruments, Merck & Co., Inc., Pharmaceutical Marketing Services, Inc. and The Prudential Insurance Company of America, Inc. She is also a member of the Board of Governors of the American Red Cross.

E.A. Frieman, age 68                                  Director since 1987
Director

    Dr.   Frieman  has  served  as  the   Director  of  Scripps  Institution  of
Oceanography and Vice Chancellor of Marine Sciences for the University of California, San Diego since 1986. Prior thereto and since 1981, Dr. Frieman was an Executive Vice President and Group Manager of the Company. Dr. Frieman is also a member of the Board of Directors of The Charles Stark Draper Laboratory, Inc. and is a member of the Secretary of Energy Advisory Committee.

D.M. Kerr, age 55                                     Director since 1993
Corporate Executive Vice President and Director

    Dr. Kerr joined the Company in January 1993 and was elected as a Corporate Executive Vice President in January 1994. From 1989 through 1992, Dr. Kerr was President and a Director of EG&G, Inc., a NYSE-listed company providing diversified technical services and products to the U.S. Government and commercial markets. From 1985 through 1989, Dr. Kerr held various executive positions with EG&G, Inc.

L.A. Kull, age 56                                     Director since 1970(1)
President, Chief Operating Officer and Director

    Dr. Kull joined the Company in 1970 and has served in various capacities since that time. He was elected Chief Operating Officer in 1983 and President of the Company in 1988.

J.W. McRary, age 54                                   Director since 1972(2)
Vice Chairman of the Board and
Executive Vice President

    Dr. McRary joined the Company in 1971 and has served in various capacities since that time. He was elected as an Executive Vice President in 1979 and a Vice Chairman of the Board in 1988.

M.R. Thurman, age 63                                  Director since 1993
Director

    General Thurman, USA (Ret.) retired from the United States Army in 1991 after having served for 37 years. During his career, General Thurman served as the Vice Chief of Staff of the United States Army and as the Commander-in-Chief of the United States Southern Command. General Thurman is a member of the Board of Directors of Burdeshaw Associates, Ltd. and Military Professional Resources, Inc., and the Board of Visitors of North Carolina State University.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

    During the year ended January 31, 1994 ("Fiscal 1994"), the Board of Directors held four meetings. Average attendance at such meetings of the Board of Directors was 93%. During Fiscal 1994, all Directors, other than A.L. Alm and M.R. Thurman, attended at least 75% of the aggregate of the meetings of the Board of Directors and committees of the Board of Directors on which they served.

    The Board of Directors has various standing committees, including an Audit Committee, a Compensation Committee, an Executive Committee, a Nominating Committee and an Operating Committee.

AUDIT COMMITTEE

    The Audit Committee is primarily concerned with the Company's financial condition and its responsibilities include (i) reviewing and evaluating the work and performance of the Company's independent accountants and making recommendations to the Board of Directors regarding the selection of such independent accountants; (ii) conferring with the Company's independent accountants and its financial and accounting officers to evaluate the Company's internal accounting methods and procedures and the recommended changes therein;
(iii) reviewing the Company's financial projections and plans and the arrangements for the Company's financing and credit; (iv) reviewing the status of litigation to which the Company is a party; (v) reviewing circumstances which may have a major impact on the Company's future profitability; and (vi) overseeing the activities of the Company's Employee Ethics and Risk Committees. The Audit Committee held five meetings during Fiscal 1994. The current members of the Audit Committee are J.B. Wiesler (Chairman), J.R. Beyster (ex-officio), S.J. Dalich (ex-officio), D.A. Hicks, D.M. Kerr (ex-officio), L.A. Kull (ex-officio), B.J. Shillito and W.E. Zisch.

- - ------------------------
(1) Dr. Kull did not serve as a Director in 1974 and 1975.
(2) Dr. McRary did not serve as a Director in 1973.

COMPENSATION COMMITTEE

    The Compensation Committee is responsible for reviewing the salary of the Chairman of the Board and Chief Executive Officer of the Company and recommending to the Board of Directors the amount of salary to be paid and other awards to be made to the Chairman of the Board and the Chief Executive Officer under the Company's bonus and other incentive plans. The Compensation Committee is also responsible for reviewing the compensation paid to each of the four other highest paid executive officers of the Company. The Compensation Committee held one meeting during Fiscal 1994. The Compensation Committee consists of all Directors who are not also employees of the Company. The current members of the Compensation Committee are B.J. Shillito (Chairman), C.K. Davis, W.H. Demisch, E.A. Frieman, M.R. Laird, C.B. Malone, M.R. Thurman, J.B. Wiesler and W.E. Zisch.

EXECUTIVE COMMITTEE

    The Executive Committee's charter provides that it shall have and may exercise, to the extent permitted by Delaware law, all powers and authorities of the Board of Directors with respect to the following: (i) taking action on behalf of the Board of Directors during intervals between regularly scheduled meetings of the Board of Directors if it is impractical to delay action on a matter until the next regularly scheduled meeting of the Board of Directors and
(ii) overseeing and assisting in the formulation and implementation of human resource management, scientific research policies and financial matters. The Executive Committee held four meetings during Fiscal 1994. The current members of the Executive Committee are B.R. Inman (Chairman), J.R. Beyster, E.A. Frieman, L.A. Kull, M.R. Laird, J.W. McRary and B.J. Shillito. All other Directors are ex-officio members of the Executive Committee.

NOMINATING COMMITTEE

    The Nominating Committee's responsibilities include (i) evaluating and recommending nominees for election as Directors to the Board of Directors; (ii) reviewing and recommending to the Board of Directors criteria for membership on the Board and (iii) proposing nominees to fill vacancies on the Board of Directors as they occur. The Nominating Committee held four meetings during Fiscal 1994. The current members of the Nominating Committee are J.R. Beyster (Chairman), D.A. Hicks, B.R. Inman, M.R. Laird, B.J. Shillito and J.A. Welch.

    Any stockholder may nominate a person for election as a Director of the Company by complying with the procedure set forth in the Company's Bylaws. Pursuant to Section 3.03 of the Company's Bylaws, in order for a stockholder to nominate a person for election as a Director, such stockholder must give timely notice to the Corporate Secretary of the Company prior to the meeting at which Directors are to be elected. To be timely, notice must be received by the Corporate Secretary not less than 50 days nor more than 75 days prior to the meeting (or if fewer than 65 days' notice or prior public disclosure of the meeting date is given or made to stockholders, not later than the 15th day following the day on which the notice of the date of the meeting was mailed or such public disclosure was made). Such notice must contain certain information about the nominee, including his or her age, business and residence addresses and principal occupation during the past five years, the class and number of shares of Common Stock beneficially owned by such nominee and such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee. The notice must also contain certain information about the stockholder proposing to nominate that person. Pursuant to Section 3.03 of the Company's Bylaws, the Company may also require any proposed nominee to furnish other information reasonably required by the Company to determine the proposed nominee's eligibility to serve as a Director.

OPERATING COMMITTEE

    The Operating Committee has the authority to (i) approve offers to sell shares of Class A Common Stock; (ii) authorize the establishment of various relationships with banking institutions, including depositing funds and obtaining loans; (iii) approve contracts to be entered into by the Company for the purchase or lease of goods, services and facilities; (iv) approve the amendment of the Company's employee benefit plans and the Company's contributions to any such plan; (v) authorize the filing of registration statements, reports and other documents with the Securities and Exchange Commission and state securities commissions; (vi) call the annual meeting of stockholders, fix the purposes, place, time and record date for such meeting and approve the proxy materials to be used in connection therewith; (vii) grant special powers of attorney on behalf of the Company; (viii) review preliminary agendas for meetings of the Board of Directors; (ix) adopt supplemental resolutions which modify or amend resolutions theretofore adopted by the Board of Directors which, in the opinion of the Company's counsel, do not materially change the purpose and intent of the underlying resolutions and (x) authorize the merger between the Company and one or more of its subsidiaries. The Operating Committee held seven meetings during Fiscal 1994. The current members of the Operating Committee are L.A. Kull (Chairman), J.R. Beyster, S.J. Dalich, D.M. Kerr, J.W. McRary, J.H. Warner, Jr. and W.E. Zisch.

DIRECTORS' COMPENSATION

    Except as otherwise described below, during Fiscal 1994, all Directors, other than those who are employees of the Company, were paid an annual retainer of $15,000 and received $1,000 for each day on which they attended meetings of the Board of Directors or of the committees on which they served; provided, however, if a committee meeting was held on the same day as a Board of Directors or other committee meeting, the fee for the each additional meeting was $500. Directors are reimbursed for expenses incurred by them while attending meetings or otherwise performing services for the Company. Directors are also entitled to receive certain other incidental benefits which in the aggregate do not exceed $1,200 per Director annually. Directors are eligible to receive bonuses under the Company's Bonus Compensation Plan, pursuant to which for services rendered during Fiscal 1994, J.B. Wiesler and W.E. Zisch received $10,000 and $60,000, respectively, in cash, B.J. Shillito received 352 shares of Class A Common Stock which had a market value on the date of grant of $4,995 and C.K. Davis, C.B. Malone and M.R. Thurman each received 382 restricted shares of Class A Common Stock which had a market value on the date of grant of $5,012. Directors are also eligible to receive stock options under the Company's 1992 Stock Option Plan, pursuant to which for services rendered during Fiscal 1994, C.K. Davis, W.H. Demish, E.A. Frieman, M.R. Laird, C.B. Malone and M.R. Thurman each received stock options to acquire 5,000 shares of Class A Common Stock at $14.19 per share. All such options become exercisable one year after the date of grant and vest as to 20%, 20%, 20% and 40% on the first, second, third and fourth year anniversaries of the date of grant, respectively.

    The Company has also entered into agreements with certain Directors whereby such Directors perform consulting and other services for the Company. In Fiscal 1994, J.M. Deutch, a Director of the Company until March 31, 1993, received $10,000 for consulting services and services as a Director under a consulting arrangement which provided for remuneration of $5,000 per month. The amount paid to Mr. Deutch under such consulting arrangement was in lieu of the annual retainer and meeting fees. In Fiscal 1994, A.K. Jones, a Director of the Company until June 1, 1993, received $1,000 under a consulting arrangement which provided for remuneration of $1,000 per day for consulting services. The amount payable to Dr. Jones under such consulting arrangement was in addition to the annual retainer and meeting fees. In Fiscal 1994, E.A. Frieman received $60,000 for consulting services and services as a Director under a consulting arrangement which provides for remuneration of $5,000 per month. The amount payable to Dr. Frieman under such consulting arrangement is in lieu of the annual retainer and meeting fees. In Fiscal 1994, B.J. Shillito received $42,963 for consulting services and services as a Director under a consulting arrangement which provides for remuneration of $2,917 per month, the reimbursement of certain agreed upon expenses for participation in special projects and the use of a company car. The amount payable to Mr. Shillito under such consulting arrangement is in lieu of the annual retainer and meeting fees. In Fiscal 1994, W.E. Zisch received $25,204 under a consulting arrangement which provides for remuneration of $1,500 per month plus the use of a company car. The amount payable to Mr. Zisch under such consulting arrangement is in addition to the annual retainer and meeting fees.

    See "Compensation Committee Interlocks and Insider Participation" and "Certain Relationships and Related Transactions" for information with respect to transactions between the Company and certain entities in which certain Directors of the Company may be deemed to have an interest.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

    The following table (the "Summary Compensation Table") sets forth information regarding the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended January 31, 1994, 1993 and 1992, of those persons who were, at January 31, 1994 (i) the chief executive officer and (ii) the other four most highly compensated executive officers of the Company (collectively, the "Named Executive Officers"). The Summary Compensation Table sets forth the annual and long-term compensation earned by the Named Executive Officers for the relevant fiscal year whether or not paid in such fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG-TERM
                                                                                      COMPENSATION AWARDS
                                                       ANNUAL COMPENSATION        ----------------------------
                                           FISCAL   --------------------------     RESTRICTED        OPTIONS        ALL OTHER
      NAME AND PRINCIPAL POSITION           YEAR      SALARY          BONUS         STOCK(2)        (SHARES)      COMPENSATION(1)
- - ----------------------------------------   ------   -----------    -----------    -------------    -----------    --------------
J.R. Beyster                                1994    $   323,409    $   180,000     $      0               0       $    24,821
 Chairman of the Board and                  1993    $   305,772    $   200,000     $      0               0       $    24,569
 Chief Executive Officer                    1992    $   299,969    $   170,000     $      0               0
D.M. Kerr                                   1994    $   313,519    $   179,999(3)  $      0          10,000       $    14,297
 Corporate Executive Vice President         1993    $    15,385(4) $         0     $ 24,997(5)       20,000       $         0
 and Director                               1992            N/A(6)         N/A(6)       N/A(6)          N/A(6)
L.A. Kull                                   1994    $   285,801    $   165,000     $      0               0       $    24,821
 President, Chief Operating Officer         1993    $   268,504    $   195,000     $      0          10,000       $    24,569
 and Director                               1992    $   263,897    $   160,000     $      0               0
E.A. Straker                                1994    $   207,898    $   150,004(7)  $      0           5,000       $    21,665
 Sector Vice President and Director         1993    $   196,780    $   140,000     $ 19,997(8)        5,000       $    20,839
                                            1992    $   185,960    $   140,000     $ 30,005(9)        3,000
J.H. Warner, Jr.                            1994    $   229,239    $   124,995(10)  $      0          2,000       $    24,091
 Executive Vice President and Director      1993    $   225,664    $   120,000     $ 40,005(11)       3,000       $    23,485
                                            1992    $   213,430    $   110,000     $ 39,995(12)       3,000

- - ------------------------------
(1) Amounts of All Other Compensation are amounts contributed or accrued for Fiscal 1994 and for fiscal year 1993 by the Company for the Named Executive Officers under the Company's Profit Sharing Plan, ESOP and CODA. In accordance with the transitional provisions applicable to the revised rules on executive compensation disclosure adopted by the Securities and Exchange Commission, amounts of All Other Compensation are excluded for fiscal year 1992.

(2) The amount reported represents the market value on the date of grant (calculated by multiplying the formula price as determined by the Company's Board of Directors ("Formula Price") of the Company's Class A Common Stock on the date of grant by the number of shares awarded), without giving effect to the diminution in value attributable to the restrictions on such stock. As of January 31, 1994, the aggregate restricted stock holdings for the Named Executive Officers and for all other employees were as follows: J.R. Beyster -- none; D.M. Kerr -- 1,691 shares, with a market value as of such date of $23,995; L.A. Kull -- none; E.A. Straker -- 6,669 shares, with a market value as of such date of $94,633; J.H. Warner, Jr. -- 10,359 shares, with a market value as of such date of $146,994; and all other employees -- 701,574 shares, with a market value as of such date of $9,955,335. Dividends are payable on such restricted stock if and when declared. However, the Company has never declared or paid a cash dividend on its capital stock and no cash dividends on its capital stock are contemplated in the foreseeable future.

(3) Includes the award of 1,057 shares of Class A Common Stock which had a market value on the date of grant (calculated by multiplying the Formula Price of the Class A Common Stock on the date of grant by the number of shares awarded) of $14,999.

(4) D.M. Kerr joined the Company in January 1993. Such salary amount represents the salary paid to D.M. Kerr for services rendered during such partial fiscal year.

(5) Represents 2,113 shares which vest as to 20%, 20%, 20% and 40% on the first, second, third and fourth year anniversaries of the date of grant, respectively.

(6)   D.M. Kerr was not an employee of the Company in fiscal year 1992.

(7) Includes the award of 705 shares of Class A Common Stock which had a market value on the date of grant (calculated by multiplying the Formula Price of the Class A Common Stock on the date of grant by the number of shares awarded) of $10,004.

(8) Represents 1,665 shares which vest as to 20%, 20%, 20% and 40% on the first, second, third and fourth year anniversaries of the date of grant, respectively.

(9) Represents 2,691 shares which vest as to 10%, 20%, 30% and 40% on the first, second, third and fourth year anniversaries of the date of grant, respectively.

(10) Includes the award of 352 shares of Class A Common Stock which had a market value on the date of grant (calculated by multiplying the Formula
      Price of the Class A Common Stock on the date of grant by the number of shares awarded) of $4,995.

(11) Represents 3,331 shares which vest as to 20%, 20%, 20% and 40% on the first, second, third and fourth year anniversaries of the date of grant, respectively.

(12) Represents 3,587 shares which vest as to 10%, 20%, 30% and 40% on the first, second, third and fourth year anniversaries of the date of grant, respectively.

OPTION GRANTS

    The following table sets forth information regarding grants of options to purchase shares of Class A Common Stock pursuant to the Company's 1992 Stock Option Plan made during Fiscal 1994 to the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                 POTENTIAL REALIZABLE
                                                                                                   VALUE AT ASSUMED
                                                                                                    ANNUAL RATES OF
                                                        % OF TOTAL                                    STOCK PRICE
                                                          OPTIONS                                  APPRECIATION FOR
                                           OPTIONS      GRANTED TO      EXERCISE                    OPTION TERM(2)
                                         GRANTED(1)      EMPLOYEES        PRICE     EXPIRATION   ---------------------
NAME                                      (SHARES)    IN FISCAL 1994   (PER SHARE)     DATE         5%         10%
- - ---------------------------------------  -----------  ---------------  -----------  -----------  ---------  ----------
J.R. Beyster...........................           0            N/A            N/A          N/A         N/A         N/A
D.M. Kerr..............................      20,000           0.8%      $   12.01      2/25/98   $  66,363  $  146,645
L.A. Kull..............................      10,000           0.4%      $   12.01      3/30/98   $  33,181  $   73,322
E.A. Straker...........................       5,000           0.2%      $   12.01      3/30/98   $  16,591  $   36,661
J.H. Warner, Jr........................       3,000           0.1%      $   12.01      3/30/98   $   9,954  $   21,997

- - ------------------------
(1) Although the following grants of options were made during Fiscal 1994, such grants (other than the grant to D.M. Kerr) relate to the individual's service during the fiscal year 1993. D.M. Kerr joined the Company in January 1993 and the options granted to him in Fiscal 1994 were provided in connection with his offer of employment. All such options become exercisable one year after the date of grant and vest as to 20%, 20%, 20% and 40% on the first, second, third and fourth year anniversaries of the date of grant, respectively.

(2) The potential realizable value is based on an assumption that the stock price of the Class A Common Stock will appreciate at the annual rate shown (compounded annually) from the date of grant until the end of the 5-year option term. These values are calculated based on the regulations promulgated by the Securities and Exchange Commission and should not be viewed in any way as an estimate or forecast of the future performance of the Class A Common Stock. There can be no assurance that the values realized upon the exercise of the stock options will be at or near the potential realizable values listed in this table.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

    The following table sets forth information regarding the exercise of options during Fiscal 1994 and unexercised options to purchase Class A Common Stock granted during Fiscal 1994 and prior years under the Company's 1982 Stock Option Plan and 1992 Stock Option Plan to the Named Executive Officers and held by them at January 31, 1994.

                          AGGREGATED OPTION EXERCISES
                              IN LAST FISCAL YEAR
                                      AND
                         FISCAL YEAR-END OPTION VALUES

                                                                    NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                                   UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS
                                       SHARES                   OPTIONS AT JANUARY 31, 1994     AT JANUARY 31, 1994(2)
                                      ACQUIRED        VALUE     ----------------------------  --------------------------
NAME                                 ON EXERCISE   REALIZED(1)   EXERCISABLE   UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
- - ----------------------------------  -------------  -----------  -------------  -------------  -----------  -------------
J.R. Beyster......................            0           N/A             0              0           N/A            N/A
D.M. Kerr.........................            0           N/A             0         20,000           N/A    $    43,600
L.A. Kull.........................            0           N/A         6,000         14,000     $  26,700    $    39,600
E.A. Straker......................            0           N/A         4,800         12,200     $  20,919    $    39,091
J.H. Warner, Jr...................        3,000     $  14,970         4,800         10,200     $  20,919    $    34,731

- - ------------------------
(1) Calculated by multiplying the difference between the Formula Price of the Class A Common Stock underlying the option as of the date of exercise and the exercise price of the option by the number of shares of Class A Common Stock acquired on exercise of the option.

(2) Based on the Formula Price of the Class A Common Stock as of such date less the exercise price of such options.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

    Since its inception, the Company has been an employee-owned corporation based upon the philosophy that those who contribute to the success of the Company should share in its rewards. The Company's compensation policies, plans and programs seek to implement this employee ownership philosophy by closely aligning the financial interest of the Company's employees, including senior managers, with those of its stockholders.

    As members of the Compensation Committee, it is our responsibility to determine the compensation paid to the Company's Chief Executive Officer and to review the compensation paid to each of the four other highest paid executive officers of the Company in light of individual, corporate and business unit performance, the performance of our competitors and other similar businesses and relevant market compensation data. To assist the Compensation Committee in carrying out these responsibilities, Towers Perrin, an internationally recognized executive compensation consulting firm, was retained by the Compensation Committee to review the compensation paid to the Company's Chief Executive Officer and the four other highest paid executive officers of the Company during the fiscal year ended January 31, 1994 and to provide a competitive assessment of the various components of such compensation.

    The compensation policy of the Company, which is endorsed by the Compensation Committee, is that a substantial portion of the annual compensation of each executive officer be related to and contingent upon their individual contribution and performance, the performance of business units under their management and the performance of the Company as a whole. In this way, the Company seeks to encourage continuing focus on increasing the Company's revenue and profitability and stockholder value while at the same time motivating its executive officers to perform to the fullest extent of their abilities.

    The Company generally sets the annual base salaries of its executive officers at or below competitive levels and causes a significant portion of an executive officer's compensation to consist of annual and longer-term incentive compensation which are variable and closely tied to corporate, business unit and individual performance. For the fiscal year ended January 31, 1994, the annual and long-term incentive compensation averaged approximately 30% of the total compensation (salary and bonus) of executive officers of the Company. As a result, much of an executive officer's compensation was "at risk."

    An executive officer's incentive compensation may consist of cash, fully-vested stock, vesting stock, options or a combination of these components. Generally, an annual bonus is given after the end of the fiscal year based on individual, corporate and business unit performance for such fiscal year and an executive officer's respective responsibilities, strategic and operational goals and levels of historic and anticipated performance. By awarding bonuses of vesting stock and stock options, the Company seeks to encourage individuals to remain with the Company and continue to focus on the long-term technical and financial performance of the Company. Further, the Company's general philosophy is to encourage individuals to have significant stockholdings in the Company so that they have sufficient economic incentive to maximize the Company's long-term performance.

    In evaluating the performance and establishing the incentive compensation of the Chief Executive Officer and the Company's other executive officers, the Compensation Committee recognized that the Company continued to increase its revenue and profitability during the past fiscal year. For the fiscal year ended January 31, 1994, the Company's revenues increased to $1.67 billion, an 11.1% increase from the prior fiscal year. The Company's net income for this same period was $41.5 million, or a 9.0% increase over the prior fiscal year net income of $38.1 million. Correspondingly, the Formula Price of the Company's Class A Common Stock increased from $12.01 at January 31, 1993 to $14.19 at January 31, 1994, an 18.2% increase. The Compensation Committee has taken particular note of the Company's continuing financial success despite declining defense and other government budgets and increasing competition in the Company's markets. The Compensation Committee has also noted that management has successfully increased the Company's business base in areas other than national security, such as energy, environmental, health, transportation, commercial and international.

    The total compensation for J.R. Beyster, the Company's Founder and Chief Executive Officer, for the fiscal year ended January 31, 1994 was $503,409 and is relatively unchanged from his total compensation of $505,772 for the prior fiscal year. Dr. Beyster was paid a salary of $323,409 and a cash bonus of $180,000 for the fiscal year ended January 31, 1994. The base salary amount represents a 5.8% increase over the prior fiscal year. Based on the increase in the Company's revenue and profits, the Company's continued success in the diversification of the Company's business, as well as the continued increase in the price of the Company's Class A Common Stock, the Compensation Committee feels that such an increase in Dr. Beyster's base salary is well warranted. However, because of a reduction in the amount of the annual bonus pool available on a company-wide basis, Dr. Beyster's cash bonus represents a 10% decrease from the cash bonus he received for the prior fiscal year. Because of Dr. Beyster's relatively large stockholding compared to the other executive officers and employees of the Company, his bonus has been paid in cash. Further, because Dr. Beyster is a member of the Company's Stock Option Committee, he is ineligible to receive stock option awards because of the restrictions imposed by Section 16 of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

    According to Towers Perrin, the level of Dr. Beyster's total compensation for the Company's last fiscal year was below the 25th percentile of salaries and bonuses for chief executive officers based on industry survey data collected by Towers Perrin. The Compensation Committee would like to emphasize that Dr. Beyster's below market compensation is not a reflection of the Compensation Committee's or the Board of Director's opinion of Dr. Beyster's ability or his relative ranking among other chief executive officers but is instead a reflection of Dr. Beyster's personal refusal to accept additional compensation for his services.

    Towers Perrin has reviewed the compensation for each of the other four highest paid executive officers of the Company during its last fiscal year and has reported to the Compensation Committee that, based on industry survey data collected by Towers Perrin, the compensation of these executive officers was at or below competitive market levels for individuals with comparable duties and responsibilities.

    The Compensation Committee believes that the compensation policies, plans and programs the Company has implemented and which the Compensation Committee administers have encouraged management's focus on the long-term financial performance of the Company and have contributed to achieving the Company's technical and financial success.

B. J. Shillito (Chairman)    C. B. Malone
C. K. Davis                  M. R. Thurman
W. H. Demisch                J. B. Wiesler
E. A. Frieman                W. E. Zisch
M. R. Laird

April 9, 1994

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

    During Fiscal 1994, C.K. Davis, W.H. Demisch, J.M. Deutch, E.A. Frieman, A.K. Jones, M.R. Laird, C.B. Malone, W.J. Perry, B.J. Shillito, M.R. Thurman, J.B. Wiesler and W.E. Zisch served as members of the Compensation Committee. None of such persons currently serves or formerly served as an officer or employee of the Company or any of its subsidiaries except for E.A. Frieman, who was an Executive Vice President and Group Manager of the Company from 1981 to 1986, and W.E. Zisch, who was an employee of the Company from 1974 to 1988.

    Dressendorfer-Laird Incorporated ("D-L Inc."), a company that is 50% owned by D.M. Laird, the son of M.R. Laird, a Director of the Company, has provided governmental relations services to the Company since 1983. During Fiscal 1994, the Company paid D-L Inc. $225,000 for such services. M.R. Laird has no economic interest in D-L Inc. W. Frieman, daughter of E.A. Frieman, a Director of the Company, is an employee of the Company and the Director of the Asia Technology Program for the Company. For services rendered during Fiscal 1994, W. Frieman received $87,846 in cash compensation. W. Frieman's area of professional expertise is the analysis of industrial and defense technology in the Pacific Rim, with an emphasis on China, Japan and Southeast Asia. B.L. Shillito, son of B.J. Shillito, a Director of the Company, is an employee of the Company and an attorney in the Company's Legal Department. For services rendered during Fiscal 1994, B.L. Shillito received $115,385 in cash compensation. Prior to joining the Company, B.L. Shillito was a partner in the law firm of Eckert, Seamans, Cherin & Mellott and has over 22 years of legal experience.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Foundation for Enterprise Development (the "Foundation"), a non-profit organization, was founded in 1986 by J.R. Beyster, Chairman of the Board and Chief Executive Officer of the Company, to promote employee ownership. Dr.
Beyster is the President and a member of the Board of Trustees of the Foundation. In Fiscal 1994, the Company made a contribution of $250,000 to the Foundation consisting of a combination of cash and rent-free space in a building owned by the Company in La Jolla, California, and in a building leased by the Company in McLean, Virginia. The aggregate estimated fair rental value of the contributed facilities in Fiscal 1994 was approximately $30,000 and the cash contribution was $220,000. The Board of Directors has approved a similar contribution of a combination of cash and rent-free space to the Foundation in fiscal year 1995 in an aggregate amount of $250,000.

    R.D. Layson, wife of W.M. Layson, a Director of the Company, is an employee of the Company and the Deputy Division Manager for the Information Systems Integration Division. For services rendered during Fiscal 1994, R.D. Layson received $80,318 in cash and stock compensation and options to acquire 500 shares of Class A Common Stock at $14.19 per share. Such options become exercisable one year after the date of grant and vest as to 20%, 20%, 20% and 40% on the first, second, third and fourth year anniversaries of the date of grant, respectively. R.D. Layson has been an employee of the Company for over 14 years and works in the area of systems integration and software development management.

    See also "Compensation Committee Interlocks and Insider Participation."

                  STOCKHOLDER RETURN PERFORMANCE PRESENTATION

    Set forth below is a line graph comparing the yearly percentage change in the cumulative total return on the Class A Common Stock against the cumulative total return of the S&P Composite-500 Stock Index and the Dow Jones Diversified Technology Index for the ten (10) fiscal years commencing February 1, 1984 and ending January 31, 1994. The comparison of total return shows the change in year-end stock price, assuming the immediate reinvestment of all dividends for each of the periods and has been indexed to $100.00 as of January 31, 1989. The information for the Dow Jones Diversified Technology Index for the six (6) fiscal years commencing February 1, 1988 and ending January 31, 1994 was provided by Dow Jones. The information for the Dow Jones Diversified Technology Index for the four (4) fiscal years commencing February 1, 1984 and ending January 31, 1988 was compiled by Houlihan Lokey Howard & Zukin, a specialty investment banking firm, for the companies which comprised the Dow Jones Diversified Technology Index during such time period.

                             COMPARISON OF TEN-YEAR
                            CUMULATIVE TOTAL RETURN
             AMONG SCIENCE APPLICATIONS INTERNATIONAL CORPORATION,
                       S&P COMPOSITE-500 STOCK INDEX AND
                     DOW JONES DIVERSIFIED TECHNOLOGY INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                               Dow Jones Diversified Technology
           SAIC Stock Price  S&P 500 Index                  Index
Jan-84                40.95           45.51                                 72.77
Jan-85                51.55           52.41                                 81.04
Jan-86                69.69           64.36                                 91.58
Jan-87                83.27           86.23                                109.75
Jan-88                85.96           83.36                                 87.26
Jan-89                  100             100                                   100
Jan-90                113.8          114.39                                110.06
Jan-91               119.17          123.95                                125.96
Jan-92               136.14          152.03                                140.32
Jan-93               146.64          168.11                                159.76
Jan-94               173.26          189.76                                196.92

                BENEFICIAL OWNERSHIP OF THE COMPANY'S SECURITIES

  CLASS A COMMON STOCK

    To the best of the Company's knowledge, as of May 13, 1994, no person (other than State Street Bank and Trust Company ("State Street") in its capacity as trustee of the Company's retirement plans) beneficially owned more than 5% of the outstanding shares of Class A Common Stock. The following table sets forth, as of May 13, 1994, to the best of the Company's knowledge, the number of shares of Class A Common Stock beneficially owned by each Director, each nominee for Director, the Named Executive Officers and all executive officers and Directors as a group:

                                                    AMOUNT AND NATURE
                                                      OF BENEFICIAL     PERCENT
NAME OF BENEFICIAL OWNER                              OWNERSHIP(1)      OF CLASS
- - --------------------------------------------------  -----------------   --------
A.L. Alm..........................................         36,679          *
J.R. Beyster......................................        874,383           1.9%
V.N. Cook.........................................         46,822         *
S.J. Dalich.......................................         97,348         *
C.K. Davis........................................            497         *
W.H. Demisch......................................         12,925         *
E.A. Frieman......................................         36,706         *
R.M. Gates........................................       -0-              *
J.E. Glancy.......................................        123,857         *
D.A. Hicks........................................         12,822         *
B.R. Inman........................................         61,693         *
D.M. Kerr.........................................         17,127         *
L.A. Kull.........................................        260,082         *
M.R. Laird........................................         38,659         *
W.M. Layson.......................................        115,277         *
C.B. Malone.......................................            382         *
J.W. McRary.......................................        226,168         *
B.J. Shillito.....................................         66,400(2)      *
E.A. Straker......................................        111,920         *
M.R. Thurman......................................            582         *
J.H. Warner, Jr. .................................        138,814         *
J.A. Welch........................................         26,097         *
J.B. Wiesler......................................          3,000         *
W.E. Zisch........................................         56,919         *
State Street Bank and Trust Company...............     21,113,739(3)       47.0%
  One Enterprise Drive
  North Quincy, MA 02171
All executive officers and Directors as a group
 (37 persons).....................................      3,043,229           6.7%

- - ------------------------
* Less than 1% of the outstanding shares of Class A Common Stock and less than 1% of the voting power of the Common Stock.

(1) The beneficial ownership depicted in the table includes: (i) shares held for the account of the individual by the Trustee of the Company's ESOP and CODA as follows: A.L. Alm (3,618 shares), J.R. Beyster (46,184 shares), V.N. Cook (1,371 shares), S.J. Dalich (31,751 shares), J.E. Glancy (23,886) shares), D.A. Hicks (8 shares), B.R. Inman (9 shares), D.M. Kerr (451 shares), L.A. Kull (35,352 shares), W.M. Layson (37,525 shares), J.W. McRary (39,862 shares), E.A. Straker (36,232 shares), J.H. Warner, Jr. (29,679 shares), J.A. Welch (2,743 shares), and all executive officers and Directors as a group (386,085 shares); (ii) shares subject to options exercisable within 60 days following May 13, 1994, as follows: A.L. Alm (19,859 shares), V.N. Cook (4,900 shares), S.J. Dalich (7,400 shares), W.H. Demisch (1,900 shares), E.A. Frieman (1,900 shares), J.E. Glancy (3,600 shares), D.A. Hicks (1,900 shares), B.R. Inman (7,900 shares), D.M. Kerr (4,000 shares), L.A. Kull (8,000 shares), M.R. Laird (1,900 shares), J.W. McRary (11,000 shares), B.J. Shillito (1,900 shares), E.A. Straker (7,300 shares), J.H. Warner, Jr. (6,900 shares), J.A. Welch (1,900 shares), and all executive officers and Directors as a group (207,092);
      (iii) shares held by spouses, minor children or other relatives sharing a household with the individual, as follows: J.E. Glancy (250 shares), W.M. Layson (47,752 shares), E.A. Straker (20,655 shares), and all executive officers and Directors as a group (69,657 shares); and (iv) shares held by certain trusts established by the individual, as follows:
      J.R.  Beyster (828,199 shares),  L.A. Kull (216,730  shares), J.B. Wiesler
      (3,000 shares), W.E. Zisch (56,919 shares) and all executive officers and Directors as a group (1,142,043 shares).

(2)   Does  not include 27,300 shares held by certain trusts established by B.J.
      Shillito and his wife for the benefit of their children and grandchildren and 58,510 shares held by his children and their spouses. B.J. Shillito disclaims beneficial ownership of these shares.

(3) At May 13, 1994, State Street, as Trustee for the Company's retirement plans, beneficially owned the following percentage of the outstanding shares of Class A Common Stock and Class B Common Stock and voting power of the Common Stock under the following plans: ESOP -- 35.8% Class A
      Common Stock, 11.4% Class B Common Stock and 34.9% of voting power of  the
      Common Stock; CODA -- 11.1% Class A Common Stock, 0% Class B Common Stock and 10.7% of voting power of the Common Stock; and Profit Sharing Plan II
      -- 0.1% Class A Common Stock, 0.01% Class B Common Stock and 0.1% of voting power of the Common Stock. Under the terms of the Company's retirement plans, participants are entitled to direct State Street how to vote Common Stock allocated to their accounts in the plans.

  CLASS B COMMON STOCK

    As of May 13, 1994, to the best of the Company's knowledge, State Street in its capacity as trustee of the Company's retirement plans was the only stockholder which was a beneficial owner of more than 5% of the outstanding shares of Class B Common Stock. At such date, State Street beneficially owned 40,922 shares of Class B Common Stock or approximately 11.4% of the Class B Common Stock then outstanding. State Street's total ownership of Common Stock is set forth in Note (3) above. None of the Directors, nominees for Director or executive officers of the Company own any shares of Class B Common Stock.

               APPROVAL OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The Board of Directors has appointed Price Waterhouse as independent accountants for the Company for the fiscal year ending January 31, 1995, subject to approval by the stockholders of the Company. Price Waterhouse has served as the Company's independent accounting firm since 1977. There is no requirement in the Company's Charter or Bylaws that the selection of independent accountants be submitted to a vote of stockholders. However, the Board of Directors deems this matter to be of such importance that it has concluded that it should be subject to approval of the stockholders. If the stockholders do not approve the appointment of Price Waterhouse, the Board of Directors will reconsider such appointment.

    It is anticipated that a representative of Price Waterhouse will be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so. Such representative will also be available to respond to appropriate questions.

               STOCKHOLDER PROPOSALS FOR THE 1995 ANNUAL MEETING

    Any stockholder proposals intended to be presented at the 1995 Annual Meeting of Stockholders must be received by the Company no later than February 9, 1995 in order to be considered for inclusion in the Proxy Statement and form of proxy relating to that meeting.

    In addition, Section 2.01 of the Company's Bylaws provides that in order for a stockholder to propose any matter for consideration at an annual meeting of the Company, such stockholder must have given timely prior written notice to the Corporate Secretary of the Company of his or her intention to bring such business before the meeting. To be timely, notice must be received by the Company not less than 50 days nor more than 75 days prior to the meeting (or if fewer than 65 days' notice or prior public disclosure of the meeting date is given or made to stockholders, not later than the 15th day following the day on which the notice of the date of the meeting was mailed or such public disclosure was made). Such notice must contain certain information, including a brief description of the business the stockholder proposes to bring before the meeting, the reasons for conducting such business at the annual meeting, the class and number of shares of Common Stock beneficially owned by the stockholder who proposes to bring the business before the meeting and any material interest of such stockholder in the business so proposed.

                                 ANNUAL REPORT

    The Company's 1994 Annual Report to Stockholders for the year ended January 31, 1994, which includes audited financial statements, is being mailed with this Proxy Statement to stockholders of record on May 13, 1994.

    The Company will provide without charge to any stockholder, upon request, a copy of its Form 10-K Annual Report for the year ended January 31, 1994 (without exhibits), as filed with the Securities and Exchange Commission. Requests should be directed in writing to Science Applications International Corporation, 10260 Campus Point Drive, San Diego, California 92121, Attention: Corporate Secretary.

                                          By Order of the Board of Directors

                                          /s/ J. DENNIS HEIPT

                                          J. Dennis Heipt
                                          Corporate Secretary

June 9, 1994

[LOGO] PROXY FOR ANNUAL MEETING OF STOCKHOLDERS -- JULY 9, 1994 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints J. R. BEYSTER, J. D. HEIPT and D. E. SCOTT, and each of them, with full power of substitution, as proxies to represent the undersigned and to vote all of the shares of Class A Common Stock and/or Class B Common Stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Science Applications International Corporation (the "Company") to be held in the Grand Ballroom of the Sheraton Grande Torrey Pines, 10950 North Torrey Pines Road, La Jolla, California, on Saturday, July 9, 1994 at 10:00 A.M. (local time), and at any adjournment, postponement or continuation thereof, as follows:

    1. Election of eight Class I Directors.
     / / FOR all nominees listed below (EXCEPT AS MARKED TO THE CONTRARY BELOW)

         INSTRUCTIONS: To withhold authority to vote for any individual nominee,
                       strike  a  line  through  such  nominee's  name  in   the
                       following list:

J.R. Beyster, V.N. Cook, W.H. Demisch, R.M. Gates, J.E. Glancy, D.A. Hicks, C.B.
                             Malone and J.A. Welch

      / / WITHHOLD AUTHORITY to vote for ALL nominees listed above.

    2. Proposal to approve the appointment of Price Waterhouse as independent accountants for the fiscal year ending January 31, 1995.
            / /  FOR            / /  AGAINST            / /  ABSTAIN

    3. In their discretion, on any other matters properly coming before the meeting and any adjournment, postponement or continuation thereof.

This proxy will be voted as directed. If this proxy card is properly signed and returned but no directions are specified, this proxy will be voted FOR the election of directors so as to elect the maximum number of the Board of Directors' nominees that may be elected by cumulative voting and FOR Proposal 2. This proxy card, if properly executed and delivered in a timely manner, will revoke all prior proxies.

  PLEASE COMPLETE, DATE, SIGN AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE WHICH
                              REQUIRES NO POSTAGE.
                                            Dated ________________________, 1994
                                         _______________________________________
                                                      Signature
                                      __________________________________________
                                                      Signature

                                      Please  sign  EXACTLY  as  name  or  names
                                      appear hereon. When  signing as  attorney,
                                      executor,    trustee,   administrator   or
                                      guardian, please give your full title.  If
                                      a   corporation,   please  sign   in  full
                                      corporate  name  by  president  or   other
                                      authorized   officer.  If  a  partnership,
                                      please  sign   in  partnership   name   by
                                      authorized person.

[LOGO]
      VOTING INSTRUCTION CARD FOR ANNUAL MEETING OF STOCKHOLDERS -- JULY 9, 1994

    The undersigned hereby instructs the Trustee, State Street Bank and Trust Company, and any successor, under the Cash or Deferred Arrangement, Employee
Stock Ownership Plan ("ESOP") and Profit Sharing Retirement Plan II (collectively, the "Plans") of Science Applications International Corporation (the "Company") to vote all of the shares of Class A Common Stock and/or Class B Common Stock held for the undersigned's account in each of the Plans at the Annual Meeting of Stockholders of the Company to be held in the Grand Ballroom of the Sheraton Grande Torrey Pines, 10950 North Torrey Pines Road, La Jolla, California, on Saturday, July 9, 1994 at 10:00 A.M. (local time), and at any adjournment, postponement or continuation thereof, as follows:

    1. Election of eight Class I Directors.
     / / FOR all nominees listed below (EXCEPT AS MARKED TO THE CONTRARY BELOW)

          INSTRUCTIONS: To   withhold  authority  to  vote  for  any  individual
                        nominee, strike a line through such nominee's name in the following list:

J.R. Beyster, V.N. Cook, W.H. Demisch, R.M. Gates, J.E. Glancy, D.A. Hicks, C.B.
                             Malone and J.A. Welch

      / / WITHHOLD AUTHORITY to vote for ALL nominees listed above.

    2. Proposal to approve the appointment of Price Waterhouse as independent accountants for the fiscal year ending January 31, 1995.

           / /  FOR             / /  AGAINST             / /  ABSTAIN

    3. In their discretion, on any other matters properly coming before the meeting and any adjournment, postponement or continuation thereof.

THIS VOTING INSTRUCTION CARD IS SOLICITED IN CONNECTION WITH THE SOLICITATION OF
                       PROXIES BY THE BOARD OF DIRECTORS.

    The shares of Class A Common Stock and/or Class B Common Stock to which this voting instruction card relates will be voted as directed. If this card is signed and returned but no instructions are indicated with respect to a particular item, the vote of such shares as to any such item will be deemed to have been directed, and such shares will be voted FOR the election of directors so as to elect the maximum number of the Board of Directors' nominees that may be elected by cumulative voting and FOR Proposal 2. All allocated shares of Class A Common Stock and/or Class B Common Stock held in the Plans (other than shares held in the TRASOP accounts of participants in the ESOP) as to which no voting instruction cards are received, together with all shares held in the Plans which have not yet been allocated to the accounts of participants, will be voted, on a Plan-by-Plan basis, in the same proportion as the shares held in each Plan for which voting instructions have been received are voted. Shares held in the TRASOP accounts of participants in the ESOP as to which no voting instruction cards are received will not be voted by the Trustee. This voting instruction card, if properly executed and delivered, will revoke all prior voting instruction cards.

    PLEASE COMPLETE, DATE, SIGN AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE. IN ORDER TO BE COUNTED, VOTING INSTRUCTION CARDS MUST BE RECEIVED BY THE PROXY COUNTER BY JULY 5, 1994.
                                                              Dated ______, 1994
                                          ______________________________________
                                                        Signature

                                          Please sign EXACTLY  as name or  names
                                          appear   hereon.   When   signing   as
                                          attorney, executor, trustee,
                                          administrator or guardian, please give
                                          your full title.